                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             MERCHANTS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

  [GRAPHIC OMITTED]        MERCHANTS GROUP, INC.
                             250 MAIN STREET
                          BUFFALO, NEW YORK 14202



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2003



To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") will be held at the Company's offices at 250 Main Street, Buffalo, New York, on Wednesday, May 7, 2003 at 9:00 a.m., Buffalo time, for the following purposes:

        1.  To elect three directors for a term of three years.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The prompt return of your proxy will avoid delay and save the expense involved in further communication. You may revoke the proxy any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person at the meeting.

                                            By Order of the Board of Directors



                                            ROBERT M. ZAK
                                            Senior Vice President and
                                            Chief Operating Officer

Date:   April 2, 2003



STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                   April 2, 2003


                              MERCHANTS GROUP, INC.
                                 250 MAIN STREET
                             BUFFALO, NEW YORK 14202


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2003

        The following information is furnished in connection with the Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") to be held at the Company's offices at 250 Main Street, Buffalo, New York, on May 7, 2003 at 9:00 a.m., Buffalo time (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 250 Main Street, Buffalo, New York 14202. This Proxy Statement will first be sent to stockholders on or about April 2, 2003.

                    SOLICITATION AND REVOCABILITY OF PROXIES

        The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

        The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefore) by means of personal interview or telephone, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The record date for determining shares of the Company's Common Stock, $.01 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 21, 2003. On that date there were 2,110,152 Shares outstanding, entitled to one vote each. A majority of the outstanding Shares, present in person or by proxy, will constitute a quorum at the Meeting regardless of whether a broker with discretionary voting authority fails to exercise its discretionary voting authority with respect to any particular matter. Abstentions, broker non-votes and withheld votes will be considered as being present at the Meeting. The vote of a plurality of Shares present at the Meeting is required for election of directors, which is the only matter scheduled to be voted on at the Meeting. For voting purposes, all votes cast "for," "against," or "withhold authority" will be counted in accordance with the instructions as to each item. Broker non-votes will not be counted for any item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The Company believes that the following persons and groups were the beneficial owners of more than 5% of the outstanding Shares as of March 21, 2003.

                                        NUMBER OF SHARES
NAME AND ADDRESS                          BENEFICIALLY                 PERCENT
OF BENEFICIAL OWNER                         OWNED (1)                  OF CLASS
-------------------                         ---------                  --------

Merchants Mutual Insurance Company           255,000     (2)             12.1%
   250 Main Street
   Buffalo, New York 14202

John D. Weil                                 251,200     (3)             11.9%
   200 N. Broadway
   St. Louis, Missouri 63102

Brent D. Baird and others                    241,100     (4)             11.4%
   1350 One M&T Plaza
   Buffalo, New York 14203

Franklin Resources, Inc.                     219,000     (5)             10.4%
   777 Mariners Island Blvd.
   San Mateo, California 94404

Dimensional Fund Advisors Inc.               119,600     (6)              5.7%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California  90401
--------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) Merchants Mutual Insurance Company ("Mutual") operates its business in conjunction with the Company and Merchants Insurance Company of New Hampshire, Inc. ("MNH"), the Company's wholly-owned subsidiary. See "Management Agreement."

(3) These shares are owned by Woodbourne Partners, LP, an investment partnership of which Clayton Management Company is the sole general partner. Clayton Management has sole voting and investment power over these shares. John D. Weil owns 100% of the outstanding stock of Clayton Management.

(4) Mr. Baird has sole voting and dispositive powers with respect to 15,000 shares and Mr. Baird, members of the Baird family, and entities owned or controlled by the Baird family have shared voting and dispositive power with respect to 226,100 shares.

(5) Franklin Resources, Inc. through its advisory subsidiary, Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to the 219,000 shares.

(6) Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to these shares.

        The Company is subject to statutes governing insurance holding company systems. Under the terms of the applicable New Hampshire statute, any person or entity desiring to effect an acquisition of the Company's securities that would result in that person or entity owning 10% or more of the Company's outstanding voting securities would be required to obtain the approval of the New Hampshire Insurance Department prior to the acquisition.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the Shares beneficially owned as of March 21, 2003 (unless otherwise indicated) by each director and nominee for election as director and each executive officer listed in the Summary Compensation Table. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                      NUMBER OF SHARES              PERCENT
       NAME                         BENEFICIALLY OWNED (1)         OF CLASS (2)
       ----                         ----------------------         ------------
Andrew A. Alberti                               0                       --

Brent D. Baird                            241,100  (3)                 11.4%

Frank J. Colantuono                         1,000                       *

Richard E. Garman                          92,000                       4.4%

Thomas E. Kahn                                  0  (4)                  --

Henry P. Semmelhack                         1,500                       *

Robert M. Zak                              22,410  (5)                  1.1%

Edward M. Murphy                           10,350  (6)                   *

Kenneth J. Wilson                           1,000                        *

Stephen C. June                                 0                       --

Directors and officers                    369,360                      17.5%
as a group (10 persons)

-------------------

*       Less than 1% of the amount outstanding.

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) Percentage calculations for each individual and group in the table are based on 2,110,152 Shares outstanding plus any Shares such person or the person in such group has the right to acquire within 60 days of the date of this Proxy Statement under the Merchants Group, Inc. 1986 Stock Option Plan, as amended (the "Option Plan").

(3)     See note 4 to table under "Security Ownership of Certain Beneficial
        Owners."

(4) See note 3 to table under "Security Ownership of Certain Beneficial Owners." Mr. Kahn is a Vice President and the Secretary of Clayton Management.

(5) Includes 7,500 Shares that Mr. Zak has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 1,110 Shares held by the Merchants Mutual Supplemental Executive Retirement Plan for the benefit of Mr. Zak.

(6) Includes 4,000 Shares that Mr. Murphy has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 250 Shares held by his spouse, in which he disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS AND NOMINEES

        The Company's Certificate of Incorporation provides that the number of directors of the Company shall be not less than five and not more than fifteen and that the directors shall be divided into three classes, each class containing as nearly equal a number of directors as possible, with one class standing for election each year. The Board has set the number of directors at seven.

        The directors recommend a vote FOR the three directors standing for election listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the Meeting FOR these nominees. Although the directors do not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

        The following table sets forth information regarding directors standing for election and directors whose terms continue beyond the Meeting:


NAME, POSITION AND                                 PRINCIPAL OCCUPATION AND BUSINESS
TENURE WITH THE COMPANY             AGE            EXPERIENCE FOR PAST FIVE YEARS
-----------------------             ---            -------------------------------

           DIRECTORS STANDING FOR ELECTION FOR A TERM EXPIRING IN 2006

THOMAS E. KAHN                       50            Vice President and Secretary, Clayton Manage-
Director since 2000                                ment Company, an investment management
                                                   company, since 1993.

HENRY P. SEMMELHACK                  66            Chairman since 1982, President and Chief
Director since 1987                                Executive Officer from 1982 to January 7, 2002
                                                   of Barrister Global Services Network, Inc., a
                                                   computer software and services company.

ROBERT M. ZAK                        45            President and Chief Executive Officer of MNH
Chief Operating Officer                            and Mutual since November 1, 1995; Senior
since July 1, 1995,                                Vice President of MNH and Mutual from 1992
Senior Vice President                              to 1995; Chief Financial Officer of the
since 1992, Secretary                              Company, MNH and Mutual from 1991 through
since 1990 and Director                            1996; Vice President -- Financial Services of
since 1994                                         MNH and Mutual from 1989 through 1996;
                                                   Secretary of MNH and Mutual from 1990
                                                   through November 1, 1995.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

BRENT D. BAIRD                       64            Private investor since 1991; limited partner of
Director since 1995 and                            Trubee, Collins & Co. (member firm of
President and Chief                                New York Stock Exchange, Inc.) from 1983
Executive Officer since                            to 1991.
July 1, 1995

RICHARD E. GARMAN                    72            President and Chief Executive Officer of
Director since 1987 and                            Newbery Alaska Co. Inc., an electrical
Chairman of the Board                              contractor, since 1985, managing partner of
since July 1, 1995                                 R.E.G. LLC, a private investment company,
                                                   since 2000 and General Partner of R&P Oak
                                                   Hill, a real estate management company, since
                                                   2000.  Prior to July 19, 2000, he was
                                                   President and Chief Executive Officer of
                                                   A.B.C. Paving Co., Inc., a general
                                                   construction contractor, since 1965, and of
                                                   Buffalo Crushed Stone, Inc., an operator of
                                                   quarries and asphalt production facilities,
                                                   since 1978.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

ANDREW A. ALBERTI                    57            President of Cross River International, Inc., an
Director since 1998                                insurance management consulting firm, since
                                                   1993; President of Hanover Management
                                                   Services Inc., an insurance management
                                                   consulting firm, from 1989 to 1993; various
                                                   positions in the New York Insurance Depart-
                                                   ment Liquidation Bureau from 1973 to 1988.

FRANK J. COLANTUONO                  54            President and Chief Executive Officer of
Director since 1994                                Independent Health Association, Inc.,
                                                   a health maintenance organization, since 1984.

OTHER DIRECTORSHIPS

        The nominees to and members of the Company's Board of Directors who will continue to serve as directors after the Meeting serve on the Boards of Directors of the following publicly-held companies:

DIRECTOR                                     COMPANY
--------                                     -------

Brent D. Baird                        Allied Healthcare Products, Inc.
                                      Ecology and Environment, Inc.
                                      First Carolina Investors, Inc.
                                      M&T Bank Corporation
                                      Todd Shipyards Corporation

Richard E. Garman                     M&T Bank Corporation

Henry P. Semmelhack                   Barrister Global Services Network, Inc.

COMMITTEES

        The Audit Committee consists of Messrs. Semmelhack (Chairman), Colantuono, Garman and Kahn. As set forth in more detail in the Audit Committee charter described below, the Audit Committee's primary responsibilities fall into three broad categories:

        - first, the Committee is responsible for matters concerning the relationship between the Company and its independent actuarial firm and its outside auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided by them to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard
                No. 1);

        - second, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

        - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

        The Audit Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to its charter. To carry out its responsibilities, the Committee met four times during the year ending December 31, 2002.

        The Nominating Committee consists of Messrs. Garman (Chairman), Baird and Semmelhack. The Nominating Committee's function is to seek out, screen, interview and present to the entire Board of Directors qualified director candidates. Suggestions of stockholders for nominees will be considered if they are forwarded to the Nominating Committee in writing with information regarding, and a written consent of, the person suggested, in accordance with procedures set forth in the Company's By-Laws. The Nominating Committee met once during 2002 in conjunction with the full Board of Directors.

        The Compensation Committee consists of Messrs. Baird and Colantuono. The function of the Compensation Committee is to evaluate, in conjunction with the Compensation Committee of Mutual's Board of Directors, the performance of the officers of the Company and key employees of the Company's affiliates. The Compensation Committee met once during 2002 in conjunction with the full Board of Directors.

        During the year ended December 31, 2002, the full Board of Directors met seven times. Each of the directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he served.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The Board of Directors has adopted a written charter for the Committee, which was approved by the full Board on March 30, 2000. A copy of the charter, which reflects standards set forth in the SEC regulations and American Stock Exchange rules, was an attachment to the 2001 proxy statement. During the year, the Board examined the composition of the Audit Committee and confirmed that all members of the Audit Committee are "independent" within the meaning of the American Stock Exchange's rules.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees) as modified or supplemented.

        With respect to the Company's outside auditors, the Committee, among other issues, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the written disclosures and the letter from the accountants to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented.

        Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        Members of the Audit Committee:     Henry P. Semmelhack, Chairman
                                            Frank J. Colantuono
                                            Richard E. Garman
                                            Thomas E. Kahn

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and holders of more than 10% of the Company's common stock (collectively "Insiders") to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. The Company believes that, during 2002, its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% shareowners.

MANAGEMENT AGREEMENT

        The Company is a holding company which offers property and casualty insurance through Merchants Insurance Company of New Hampshire, Inc. ("MNH"). The Company and MNH operate and manage their business in conjunction with Merchants Mutual Insurance Company ("Mutual") under a management agreement which was entered into in 1986 (the "Management Agreement"). The Company has operated under the Management Agreement since it commenced doing business. The Company and MNH do not have any significant operating assets and have one employee, the Executive Vice President and Chief Operating Officer of MNH. Under the Management Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business, including investment management. All costs incurred by Mutual with respect to underwriting expenses are shared pro rata between Mutual and MNH based upon their annual direct premiums written, and unallocated loss adjustment expenses are allocated on the basis of the number of claims outstanding each month that are attributable to each company. All of Mutual's, the Company's and MNH's common investment expenses are shared pro rata based upon the average book value of the invested assets of each company. MNH also pays Mutual an annual management fee of $50,000. The Management Agreement requires the Company and MNH to pay Mutual 110% of Mutual's costs of providing them with non-insurance related services, and requires the Company to pay Mutual an annual fee of one half of one percent (.5) of the average book value of the Company's invested assets exclusive of the Company's shares of MNH. Since the inception of the Management Agreement, Mutual has not provided the Company or MNH with any non-insurance related services. For the year ended December 31, 2002, approximately 46.5% of the aggregate expenses of the combined businesses of Mutual, MNH and the Company were allocated to MNH and the Company.

        The Management Agreement contains the following provisions that are intended to limit conflicts of interest or to resolve them on an equitable basis should they occur:

(A) In the event that its officers submit and recommend to the Board of any company (Mutual, the Company or MNH) any business opportunity, the officers of that company shall cause the same opportunity to be presented to the Boards of each of the other companies. If two or more of the companies determine to participate, the provisions of subparagraph (B) will govern. Notwithstanding the foregoing provisions, a company need not present a business opportunity to another company in the following instances: (a) the purchase or sale on the open market of marketable securities at the market price for that issue or comparable issues; or (b) if a company proposes to purchase securities issued by it; or (c) if in the good faith judgment of the common officers such opportunity does not meet the investment policies or objectives or the underwriting or claims guidelines of the other companies or is inconsistent with the cash flow or tax situation of the other companies; or (d) if the opportunity involves property in which the investing company has an existing interest and the latter company has none.

(B) If required by subparagraph (A), whenever two or more of the companies shall concurrently engage in a common opportunity under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property to be acquired or disposed of in a single transaction, the property will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property which its Board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property which its Board had determined to acquire or dispose of. In the event that the Boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this subparagraph may be modified with respect to a particular transaction by the Board of each company if it appears that such modification is required in the interests of fairness, but the modification must be approved by majorities of the directors of each company participating in the transaction, including a majority of the directors of each participating company who are not officers, directors or controlling persons of any other company participating in the transaction ("disinterested directors") or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

(C) No company will sell any property or security to, or purchase any property or security from, any other company, if in the good faith judgment of the common officers the sale or purchase is a material transaction to any company a party to the sale or purchase, unless that sale or purchase is approved and determined to be fair to each company in the transaction by majorities of the directors of each company participating in the transaction, including a majority of the disinterested directors of each company or, in the absence of disinterested directors, by a vote of the shareholders or policyholders of each company.

(D) Any change or amendment to, or modification of, the Management Agreement must be approved by the State of New York Insurance Department and may require approval of other state Insurance Departments. On July 23, 1998, the Company gave notice to Mutual of its intent to terminate the management agreement under its terms, which termination is effective July 23, 2003.

The Boards of Directors of the Company, MNH and Mutual have agreed in principle for Mutual to continue to provide administrative and management services to MGI and to manage the traditional property and casualty insurance business of MNH under a new agreement. The new arrangement between Mutual and MNH is intended to be effective retroactively to January 1, 2003, thereby superceding the existing management agreement as of that date, and also provides for the pooling of the insurance business traditionally written by each company, in order to achieve common underwriting results. Under the terms of the proposed pooling agreement, Mutual will participate in the underwriting results of MNH through a cumulative profit and loss sharing formula. The parties expect that the pooling of their traditional insurance business and the sharing of profits and losses will further align the interests of Mutual and MNH. The new arrangement also provides that the Company and MNH may pursue or develop business independently of Mutual.

The proposed management agreement and reinsurance pooling arrangement are subject to the approvals of the New Hampshire and New York Insurance Departments, which presently are being sought. In order to ensure uninterrupted service to policyholders and agents pending regulatory approval of the proposed agreement, the Boards of Directors of the Company, MNH and Mutual have agreed to extend the effective date of termination of the existing Management Agreement until the earlier of the date the new Management Agreement is approved by the insurance regulators or January 1, 2004.

        Mutual and MNH have jointly developed and paid for all accounting, computer and insurance marketing systems used in their businesses. In the event of termination of the Management Agreement, each company has the right, at no cost, to obtain copies of all these systems, together with the right to use these systems in perpetuity.

        Mutual controls (as that term is used in the New Hampshire Insurance
Law) the Company by reason of the combination of Mutual's ownership of Shares of the Company, the presence of one director of Mutual on the Company's seven-person Board of Directors, and the management of the day-to-day business of the Company and MNH under the Management Agreement by officers who are also officers of Mutual.

COMPENSATION OF DIRECTORS

        Mr. Zak, who is a director and officer of the Company and MNH, is not separately compensated for his services as a director. All other directors of the Company receive an annual director's fee of $15,000, plus $1,000 for each meeting of the full Board of Directors and any committee meeting attended.

EXECUTIVE OFFICERS

        The following is a listing of the Company's executive officers.

NAME, POSITION AND                                 PRINCIPAL OCCUPATION AND BUSINESS
TENURE WITH THE COMPANY             AGE            EXPERIENCE FOR PAST FIVE YEARS
-----------------------             ---            ------------------------------

Richard E. Garman                    72            See table under "Information Concerning
Chairman of the Board                              Directors and Nominees."
since July 1, 1995

Brent D. Baird                       64            See table under "Information Concerning
Director since 1995 and                            Directors and Nominees."
President and Chief Executive
Officer since July 1, 1995

Robert M. Zak                        45            See table under "Information Concerning
Chief Operating Officer                            Directors and Nominees."
since July 1, 1995, Senior
Vice President since 1992,
and Director since 1994

Stephen C. June                      47            Executive Vice President and Chief Operating
Chief Operating Officer &                          Officer of MNH since October 2001, Consultant
Executive Vice President                           to MNH from May 2001 to October 2001;
of MNH since 2001(1)                               General Counsel and Secretary to North
                                                   Pointe Financial Services, Inc., North Pointe
                                                   Insurance Company and all subsidiaries from
                                                   1990 to 2001; Sr. Vice President - Legal Affairs
                                                   (US) of Queensway Financial Holdings,
                                                   Limited, from 1999 to 2001.

Edward M. Murphy                     52            Vice President and Chief Investment Officer
Vice President,                                    of the Company, Mutual and MNH since 1991;
Chief Investment Officer and                       Assistant Vice President of Mutual and
Assistant Secretary since 1991                     MNH from 1989 to 1991.

Kenneth J. Wilson                    55            Vice President, Treasurer and Chief Financial
Vice President,                                    Officer of the Company, Mutual and MNH
Treasurer, and Chief Financial                     since 1996; President and Chief
Officer since 1996                                 Executive Officer of Carbadon Corp. and its
and Secretary since 1999                           operating subsidiary, Empire of America Realty
                                                   Credit Corp., from December 1995 to December
                                                   1996 and Chief Financial Officer from
                                                   November 1992 to December 1996.


(1)     See "Consulting and Employment Agreements".

        There are no family relationships between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

        Certain of the executive officers of the Company and its wholly-owned subsidiary, MNH, also serve as executive officers of Mutual as described above under "Management Agreement." Mutual pays the salaries and other benefits of these executive officers, and the Company and MNH are allocated a portion of those salaries and other benefits in accordance with the Management Agreement.

SUMMARY COMPENSATION TABLE

The following table summarizes (a) the Company's and MNH's share of compensation paid during the years ended December 31, 2002, 2001 and 2000 to any of the Company's Chief Executive Officer and other executive officers whose total base salary and bonus from Mutual for 2002 exceeded $100,000, and (b) compensation in excess of $100,000 paid by MNH to persons deemed to be executive officers of the Company, (such persons listed below being, the "Named Officers").

                                                                                Long Term
                                             Annual Compensation  (2)      |    Compensation Awards
                                       ----------------------------------  |    -------------------
                                                              Other Annual |
Name and Principal                                               Compen-        Securities Underlying    All Other
  Position (1)              Year       Salary        Bonus        sation   |    Options/SARs (#)       Compensation (3)
  ------------              ----       ------        -----        ------        ----------------       ----------------
                                                                           |
Robert M. Zak                2002      $132,773     $  -0-        $  -0-   |           -0-                  $ 9,024
Chief Operating Officer      2001      $157,770     $  -0-        $  -0-   |           -0-                  $ 9,713
                             2000      $174,083     $33,670       $  -0-   |           -0-                  $10,713

Stephen C. June              2002      $180,000     $   -0-       $ 89,485 |         80,000                 $ -0-
Chief Operating Officer &    2001      $   -0-      $   -0-       $154,000 |           -0-                  $ -0-
Executive Vice President     2000      $   -0-      $   -0-       $  -0-   |           -0-                  $ -0-
of MNH (4)                                                                 |
                                                                           |
Edward M. Murphy             2002      $ 69,799     $  -0-        $  -0-   |           -0-                  $ 7,034
Chief Investment             2001      $ 83,671     $  -0-        $  -0-   |           -0-                  $ 7,831
Officer                      2000      $ 89,952     $13,675       $  -0-   |           -0-                  $10,086
                                                                           |
Kenneth J. Wilson            2002      $ 73,868     $  -0-        $  -0-   |           -0-                  $ 7,448
Chief Financial              2001      $ 91,735     $  -0-        $  -0-   |           -0-                  $ 8,853
Officer                      2000      $ 97,248     $15,338       $  -0-   |           -0-                  $10,713


(1) Richard E. Garman was appointed Chairman of the Board, and Brent D. Baird was appointed President and Chief Executive Officer, effective July 1, 1995. Neither Mr. Garman nor Mr. Baird receives any compensation for serving in these capacities other than their director fees.

(2) The total compensation (the sum of all columns in the summary compensation table except Options/SARs) paid to Mr. Zak by Mutual was $304,939 for 2002, $291,782 for 2001 and $349,788 for 2000. For Mr.
        Murphy, total compensation from Mutual was $170,232 for 2002, $159,411 for 2001 and $181,774 for 2000. For Mr. Wilson, total compensation from Mutual was $179,960 for 2002, $175,241 for 2001 and $197,055 for 2000.
        The Company and MNH paid 46.5% of 2002 compensation, 57.4% of 2001 compensation and 63.0% of 2000 compensation pursuant to the expense allocation provisions of the Management Agreement.

(3) Represents the Company's and MNH's share of Mutual's contributions for the Named Officer's benefit to the Merchants Mutual Capital Accumulation Plan.

(4)     See "Consulting and Employment Agreements".

OPTIONS/SARS GRANTS

    The Company's Option Plan expired by its terms in 1996, and, therefore, there were no options granted in 2002. The following table provides information on SAR Grants made during the 2002 fiscal year to Named Officers.

                         SARS GRANTS IN LAST FISCAL YEAR

                                                % of Total
                                                Options/SARs
                       Number of Securities      Granted to        Exercise or
                     Underlying Options/SARS    Employees in        Base Price   Expiration     Grant Date
     Name               Granted(#)(1)            Fiscal Year        ($/Sh)(2)       Date         Value (3)
     ----               -------------            -----------        ---------       ----         ---------
Stephen C. June              80,000                 100%             $21.813       3-14-03        $61,360

(1)     See "Consulting and Employment Agreements".
(2) The average reported sale price of the Company's common stock on the American Stock Exchange during the period February 14, 2002 through March 14, 2002 (twenty business days after the announcement of 2001 year-end results).
(3)     The actual value of the SARs on their expiration date.

OPTIONS/SARS, EXERCISES AND YEAR END VALUE

        The following table summarizes information with respect to option/SARs exercises and exercisable options/SARs held by the Named Officers as of December 31, 2002. Valuations are based upon the closing price of the Company's Shares on the American Stock Exchange on December 31, 2002 ($22.00). No shares were acquired during the fiscal year on exercise of options granted under the Option Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END OPTION/SAR VALUES

                     Number of Securities         Value of Unexercised
                    Underlying Unexercised            In-the-Money
                         Options/SARs                 Options/SARs
                         at FY-End(#)                 at FY-End($)
Name              Exercisable/Unexercisable    Exercisable/Unexercisable
----              -------------------------    -------------------------
Robert M. Zak            7,500 / 0                     $7,500 / 0
Edward M. Murphy         4,000 / 0                     $4,000 / 0
Stephen C. June         80,000 / 0                    $14,960 / 0

CONSULTING AND EMPLOYMENT AGREEMENTS

        MNH entered into a Consulting Agreement with Stephen C. June as of May 7, 2001. Under the Consulting Agreement, Mr. June provided consulting, advisory and related services to MNH from time to time as required by it. Under the Consulting Agreement, MNH paid Mr. June a $22,000 monthly fee, which was prorated for partial months of service. The Consulting Agreement also provided for reimbursement of reasonable and necessary expenses related to the performance of the services. The initial term of the Consulting Agreement was from May 7 to September 7, 2001, and it was extended from month to month until April 1, 2002.

        MNH entered into an Employment Agreement with Mr. June effective April 1, 2002, under which he is employed as Chief Operating Officer and Executive Vice President of MNH. The Employment Agreement runs from April 1, 2002 to March 31, 2005, and automatically renews for one year terms thereafter unless MNH provides Mr. June with six months prior written notice of non-renewal. In general, the Employment Agreement provides that MNH will pay to Mr. June: a monthly salary of $20,000; contributions to a 401(k) plan equal to the amounts paid for senior officers of Mutual; health insurance, life insurance and sick leave equivalent to amounts for senior officers of Mutual; the use of an automobile; and, the use of a corporate apartment at a monthly rent not to exceed $1,300, plus the cost of utilities and up to $450 per month for the lease of furnishings. In addition, Mr. June will receive an annual bonus equal to 80,000 times the difference between the average reported sale price of the Company's common stock during a period of 20 business days following the announcement of year-end results and that price determined for a period of 20 business days after the announcement of year-end results for the preceding fiscal year, provided, however, that the sale price calculated for the preceding year shall not be less than the highest average sale price used in the calculation of a bonus applicable to any preceding year.

        The Employment Agreement also provides that if Mr. June is terminated without cause, or as a result of permanent disability or death, then his salary and bonus, if any, will continue for 12 months from the date of termination.

MUTUAL EMPLOYEE RETENTION AGREEMENTS

        In 2002, Mutual amended the Employee Retention Agreements ("Amended Retention Agreements") entered into in 1999 with a number of its employees, including each of the Named Officers other than Mr. June, to extend the "Protection Period" for an additional twelve months if not terminated by Mutual prior to January 1 of the year during which it otherwise expires and to amend the amount to be paid as a result of a Covered Termination, as defined below, to include as part of the employee's salary an amount equal to the average of the last three annual incentive compensation awards paid to the employee by Mutual. In addition to the benefits outlined below, Mr. Zak's agreement provides that he will receive a fixed annual salary of at least $260,000 which will be reviewed annually by the Compensation Committee of the Board of Directors of Mutual and cannot be reduced without his written consent. The Retention Agreements provide for a Protection Period through December 31, 2004, which will be extended for an additional twelve months if not terminated by Mutual prior to January 1 of the year during which it otherwise expires, and provide benefits to the employee if there is a termination of the individual's employment with Mutual during the Protection Period for any reason other than: (1) death; (2) total disability;
(3) voluntary termination by the employee; (4) termination by Mutual for "good cause" (which term includes among other things, dishonesty, fraud, breach of trust, substantial misconduct, or a material breach of covenants of confidentiality and not to compete); or (5) repeated failure of the employee to perform his or her duties or consistent failure to perform his or her duties in a manner acceptable to Mutual (hereinafter, a "Covered Termination").

        The Retention Agreements provide that if a Covered Termination occurs for Mr. Murphy, Mr. Wilson, or Mr. Zak, then during a salary continuation period after the termination (which period will be 34 months in the case of Mr. Zak and 24 months in the case of Mr. Murphy and Mr. Wilson) the employee will be paid an amount equal to his then current base salary plus the average of the last three annual incentive compensation awards paid to the employee by Mutual, and Mutual will continue the life insurance, health and accident insurance, and disability and medical reimbursement plans (collectively, "Insurance Plans") that applied to the employee. During the salary continuation period the employee will not be considered an employee for purposes of retirement and bonus plans.

        The Retention Agreements also provide that if there is a "change in control" during the Protection Period, and within two years thereafter (1) the employee's employment is terminated by Mutual for other than "good cause," death, or total disability, or (2) the employee's employment is terminated by the employee based upon the occurrence of any of a list of material changes in the terms and conditions of his employment, then the employee shall be entitled to a severance benefit and continuation of his Insurance Plans for a number of months (34 months in the case of Mr. Zak and 24 months in the case of Mr. Murphy and Mr. Wilson). The severance payment is equal to the employee's current annual base salary and the three-year average incentive compensation multiplied by a factor (2.9 in the case of Mr. Zak and 2.0 in the case of Mr. Murphy and Mr.Wilson).

        Generally, a "change of control" is defined to include a change of control of any of Mutual, the Company or MNH (a "Merchants Company"), and includes: (1) any person or group (other than a Merchants Company) obtaining 25% or more of the voting power for the election of the directors of a Merchants Company; (2) any merger or consolidation of a Merchants Company, or any sale, lease or exchange of a substantial part of the assets of a Merchants Company (other than to a Merchants Company) which does not result in the holders of voting stock of a Merchants Company immediately prior to a merger or consolidation holding greater than 50% of the voting stock of the survivor, or in the case of a sale, lease or exchange, none of the Merchants Companies owning greater than 50% of the voting stock of the other person; or (3) during any period of two consecutive years the entire Board of Directors of any Merchants Company shall cease to constitute a majority of that Board, unless the election or nomination for election by that company's shareholders or policyholders was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        The Retention Agreements also provide that the employee will not use or disclose to any third party any confidential information or trade secrets of any Merchants Company, and provide the employee will not compete with any Merchants Company while employed by a Merchants Company or during the first 90 days of any period in which he or she is receiving salary continuation payments.

        The Retention Agreements provide that severance payments made under them shall be in lieu of any payments provided for in any prior severance agreement, employment agreement or similar agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors currently consists of Messrs. Baird and Colantuono. The Compensation Committee evaluates the performance of the Company's officers and key employees of the Company's affiliates for the purpose of determining whether their compensation as set by Mutual is appropriate. Because of the structure of the Management Agreement under which Mutual provides the facilities and personnel necessary to manage the Company's day-to-day business, and certain executive officers of the Company and MNH, other than Stephen C. June, are also executive officers of Mutual and are compensated by Mutual, decisions with respect to the salary and benefits for the officers of the Company during the past fiscal year were made by the compensation committee of Mutual and the Board of Directors of Mutual.

        Generally, the Compensation Committee and the Board of Directors of Mutual have conferred with the President of the Company prior to making their determinations concerning compensation of their employees who are officers of the Company.

        The Compensation Committee established the compensation for Mr. June at the time of his employment in a negotiated agreement that reflected their assessment of the value of his consulting engagement and the responsibilities assigned to him.

  Submitted by the Compensation Committee of the Company's Board of Directors:
                               Brent D. Baird
                               Frank J. Colantuono

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or portions thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2002, Brent D. Baird and Frank J. Colantuono served on the Company's Compensation Committee. There are no "compensation committee interlocks" which the SEC regulations would require to be disclosed in this Proxy Statement. As stated in note (1) to the Summary Compensation Table above, Mr. Baird, who is a member of the Compensation Committee, serves as the Company's President and Chief Executive Officer but does not receive any compensation for serving in those capacities. There is no other "insider participation" which the SEC regulations would require to be disclosed in this Proxy Statement.

COMPARISON OF CUMULTATIVE TOTAL RETURNS

        The following graph compares the performance of the Company's common stock with the performance of the Standards & Poor's 500 Composite Stock Price Index and the NASDAQ Insurance Stock indices over the five-year period extending through December 31, 2002. The graph assumes that $100 was invested on December 31, 1997 in the Company's common stock, the S&P 500 Index and the NASDAQ Insurance Stock indices and that all dividends were reinvested.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                   [GRAPHIC]

                                 1997    1998    1999    2000    2001    2002
THE COMPANY                     100.00   97.71   94.32   86.58  115.57  112.45
S&P 500                         100.00  128.34  155.15  141.13  124.41   96.91
NASDAQ INSURANCE STOCKS         100.00  102.08  110.37  130.80  142.98  142.83

                              CERTAIN TRANSACTIONS

        Mutual provides facilities, employees and all services required to conduct the business of the Company and MNH. See "Management Agreement."

        Effective January 1, 1993, Mutual and MNH entered into a quota share reinsurance agreement under which MNH assumed 10% of Mutual's direct voluntary written premiums and related losses in exchange for a reinsurance commission of 35%. The agreement also provides for MNH to pay a contingent commission to Mutual equal to any underwriting profit on the premiums assumed. The agreement may be terminated by either party effective as of any January 1, with the prior approval of the New York Superintendent of Insurance, upon six months' notice to the other party. In addition, the agreement may be terminated by MNH at any time if any amount payable to MNH by Mutual becomes more than 90 days overdue or if there is a change in control of Mutual approved by the New York Superintendent of Insurance. The agreement allows Mutual to reduce its cessions to MNH for any calendar year. Mutual did not cede any premiums to MNH in 2002 under this agreement, and in December 2002, Mutual notified MNH that it was not terminating the agreement but was exercising its right under the agreement to eliminate all cessions of its voluntary direct written premium to MNH for calendar year 2003, while retaining the right to resume such cessions, up to the 10% level, for subsequent years.

        Independent Health Association, Inc. is a health maintenance organization that provides benefits to employees of Mutual. Frank J. Colantuono, a director of the Company, is the President and Chief Executive Officer of Independent Health. For the year ended December 31, 2002, Mutual paid $375,488 in premiums to Independent Health of which approximately 46.5%, or $174,602, was allocated to the MNH under the terms of the Management Agreement.

             AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants for the year ending December 31, 2003. PwC has served as the Company's independent accountants since 1981. Services provided to the Company and its subsidiaries by PwC in 2002 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, statutory audits of subsidiaries, audits of benefit plans, services related to filings with the Securities and Exchange Commission and consultations on various tax, accounting and information services matters.

AUDIT FEES

        The following table sets forth the Company's allocated portion of the fees for professional services rendered by PwC for the audit of the Company's annual financial statements for the year ended December 31, 2002 and fees billed for other services provided in 2002. The fees are allocated to the Company by Mutual under the terms of the Management Agreement and approximate 46.5% of the total fees:

     Audit Fees                                                        $68,588
     Financial Information Systems Design and Implementation Fees         -0-
     All Other Fees                                                      5,278
                                                                       -------
                                                                       $73,866
                                                                       =======

        The total fees for Mutual and the Company for the year ended December 31, 2002 were audit fees of $136,500, and all other fees of $11,350. The Audit Committee has considered and determined that the provision of services by PwC other than professional services rendered for the audit of the Company's annual financial statements and reviews of financial statements for quarterly reports, is compatible with maintaining the independence of PwC.

        Representatives of PwC will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

                             STOCKHOLDER PROPOSALS

        Stockholder proposals must be received at the Company's offices no later than December 4, 2003 in order to be considered for inclusion in the Company's proxy materials for the 2004 Annual Meeting. Unless the stockholder notifies the Company before February 17, 2004 of the intent to present a proposal at the Company's 2004 Annual Meeting, the Company will have the right to exercise discretionary voting authority with respect to the proposal if it is presented at the meeting without including information regarding the proposal in its proxy materials.

                                 OTHER MATTERS

        So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                              BY ORDER OF THE BOARD OF DIRECTORS




                              ROBERT M. ZAK
                              Senior Vice President and Chief Operating Officer

Buffalo, New York

                             MERCHANTS GROUP, INC.
                                250 MAIN STREET
                            BUFFALO, NEW YORK 14202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT M. ZAK and EDWARD M. MURPHY, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.01 par value, of Merchants Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003, at 250 Main Street, Buffalo, New York, at 9:00 a.m., Buffalo time, or any adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated:

1.  ELECTION OF DIRECTORS

                                                                           WITHHOLD AUTHORITY
      FOR all nominees                                                     to vote for each nominee listed
      (except as marked to the contrary below)  [ ]                        below  [ ]

             Thomas E. Kahn, Henry P. Semmelhack and Robert M. Zak

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                    Dated................., 2003

                                                    ............................

                                                    ............................

                                                     (Signature of Stockholder)

                                                    Please date and sign name
                                                    exactly as name appears and
                                                    return this Proxy promptly
                                                    in the enclosed envelope,
                                                    which requires no postage if
                                                    mailed in the United States.